99.1
INGERSOLL-RAND COMPANY LIMITED
Business Review
Third Quarter and Nine Months
(In millions except percentages)

UNAUDITED

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

	2003	2002	2003	2002

Climate Control
Revenues	$ 683.8	$ 639.5	$ 1,896.9	$ 1,769.2
Operating income	67.0	41.5	147.4	102.0
and as a % of revenues	9.8%	6.5%	7.8%	5.8%

Industrial Solutions
Air & Productivity Solutions
Revenues	348.1	320.7	1,002.4	938.4
Operating income	26.3	10.5	66.0	46.6
and as a % of revenues	7.6%	3.3%	6.6%	5.0%

Dresser-Rand
Revenues	378.7	230.5	993.9	677.0
Operating income/(loss)	5.9	9.1	18.1	9.0
and as a % of revenues	1.6%	3.9%	1.8%	1.3%

Industrial Solutions
Revenues	726.8	551.2	1,996.3	1,615.4
Operating income	32.2	19.6	84.1	55.6
and as a % of revenues	4.4%	3.6%	4.2%	3.4%

Infrastructure
Revenues	691.5	623.9	2,143.9	1,988.3
Operating income	67.7	44.7	236.8	197.1
and as a % of revenues	9.8%	7.2%	11.0%	9.9%

Security & Safety
Revenues	417.4	393.6	1,173.2	1,089.5
Operating income	88.5	70.8	226.8	202.5
and as a % of revenues	21.2%	18.0%	19.3%	18.6%

Total
Revenues	$ 2,519.5	$ 2,208.2	$ 7,210.3	$ 6,462.4
Operating income	255.4	176.6	695.1	557.2
and as a % of revenues	10.1%	8.0%	9.6%	8.6%

Unallocated corporate expense	(31.1)	(27.3)	(90.2)	(83.6)

Consolidated operating income	$ 224.3	$ 149.3	$ 604.9	$ 473.6

and as a % of revenues	8.9%	6.8%	8.4%	7.3%

"SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION"